EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended September 30, 2021 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)

Forward-looking Statements:

This supplemental package of Global Net Lease, Inc. (the “Company”) includes “forward looking statements.” These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” "expects," “estimates,” “projects,” “plans,” “intends,” “may," "will," "would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company's tenants and the global economy and financial markets and that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risk and uncertainties set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 26, 2021 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Accounting Treatment of Rent Deferrals
All of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO has not, and the Company does not expect it to be, significantly impacted by deferrals it has entered into. In addition, since the Company currently believes that these deferral amounts are collectable, it has excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under GAAP relating to rent deferrals.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), and Cash Net Operating Income (“Cash NOI”). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Key Metrics
As of and for the three months ended September 30, 2021
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$95,758
Net income attributable to common stockholders	$2,374
Basic and diluted net income per share attributable to common stockholders [1]	$0.02
Cash NOI [2]	$87,434
Adjusted EBITDA [2]	$75,220
AFFO attributable to common stockholders [2]	$44,257
Dividends per share - first quarter [3]	$0.40
Dividend yield - annualized, based on quarter end share price	10.0%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $16.02 for common shares, $27.00 for Series A preferred shares and $27.90 for Series B preferred shares	$1,973,730
Net debt [4] [5]	2,229,682
Enterprise value	$4,203,412

Total capitalization	$4,379,805

Total consolidated debt [5]	$2,406,075
Total assets	$4,203,054
Liquidity [6]	$280,393

Common shares outstanding as of September 30, 2021 (thousands)	103,900
Common share price, end of quarter	$16.02

Net debt to enterprise value	53.0%
Net debt to annualized adjusted EBITDA [7]	7.4	x

Weighted-average interest rate cost [8]	3.4%
Weighted-average debt maturity (years) [9]	4.5
Interest Coverage Ratio [10]	3.4	x

Real Estate Portfolio
Number of properties	312
Number of tenants	134

Square footage (millions)	38.3
Leased	99.1%
Weighted-average remaining lease term (years) [11]	8.2
Footnotes:
[1]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Represents quarterly dividend per share rate based off the annualized dividend rate of $1.60.
[4]  Represents total debt outstanding of $2.4 billion, less cash and cash equivalents of $176.4 million.
[5]  Excludes the effect of deferred financing costs, net.
[6]  Liquidity includes $104.0 million of availability under the credit facility and $176.4 million of cash and cash equivalents.
[7]  Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended September 30, 2021 multiplied by four. Annualized results include termination fee income of $2.2 million which was recorded in the third quarter of 2021.
[8] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[9]  The weighted average debt maturity is based on the outstanding principal balance of the debt.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
[10] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA includes termination fee income of $2.2 million which was recorded in the third quarter of 2021. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[11] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021

Consolidated Balance Sheets
Amounts in thousands

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$503,145	$476,599
Buildings, fixtures and improvements	3,343,308	3,124,884
Construction in progress	6,076	5,486
Acquired intangible lease assets	731,002	711,985
Total real estate investments, at cost	4,583,531	4,318,954
Less accumulated depreciation and amortization	(782,025)	(675,200)
Total real estate investments, net	3,801,506	3,643,754
Assets held for sale	10,433	—
Cash and cash equivalents	176,393	124,245
Restricted cash	2,666	1,448
Derivative assets, at fair value	2,648	525
Unbilled straight-line rent	66,526	61,007
Operating lease right-of-use asset	54,241	58,395
Prepaid expenses and other assets	58,092	43,929
Due from related parties	181	377
Deferred tax assets	2,320	2,367
Goodwill and other intangible assets, net	22,336	23,089
Deferred financing costs, net	5,712	7,878
Total Assets	$4,203,054	$3,967,014

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,484,890	$1,363,698
Revolving credit facility	118,676	111,132
Term loan, net	284,342	300,154
Senior notes, net	491,386	490,345
Acquired intangible lease liabilities, net	30,714	32,970
Derivative liabilities, at fair value	8,729	19,984
Due to related parties	—	2,002
Accounts payable and accrued expenses	36,503	28,310
Operating lease liability	23,436	25,350
Prepaid rent	39,225	21,481
Deferred tax liability	11,357	12,157
Dividends payable	5,394	5,152
Total Liabilities	2,534,652	2,412,735
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	45	39
Common stock	2,369	2,227
Additional paid-in capital	2,674,710	2,418,659
Accumulated other comprehensive income	10,527	8,073
Accumulated deficit	(1,022,986)	(896,547)
Total Stockholders’ Equity	1,664,733	1,532,519
Non-controlling interest	3,669	21,760
Total Equity	1,668,402	1,554,279
Total Liabilities and Equity	$4,203,054	$3,967,014

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Revenue from tenants	$95,758	$99,564	$89,390	$87,042

Expenses:
Property operating	6,747	7,467	7,570	9,635
Operating fees to related parties	9,880	9,479	9,639	9,194
Impairment charges	1,199	6,707	—	—
Acquisition, transaction and other costs	54	28	17	275
General and administrative	3,911	4,201	4,128	4,250
Equity-based compensation	2,721	3,007	2,577	2,585
Depreciation and amortization	41,665	39,702	39,684	35,977
Total expenses	66,177	70,591	63,615	61,916
Operating income before loss on dispositions of real estate investments	29,581	28,973	25,775	25,126
Gain (loss) on dispositions of real estate investments	1,195	(7)	—	—
Operating income	30,776	28,966	25,775	25,126
Other income (expense):
Interest expense	(24,858)	(24,018)	(21,368)	(19,158)
Loss on extinguishment of debt	—	—	—	(3,292)
Gain (loss) on derivative instruments	3,560	(514)	1,842	(2,703)
Unrealized loss on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	(6,039)
Other (expense) income	(158)	84	15	28
Total other expense, net	(21,456)	(24,448)	(19,511)	(31,164)
Net income (loss) before income taxes	9,320	4,518	6,264	(6,038)
Income tax expense	(1,930)	(1,930)	(2,080)	(2,457)
Net income (loss)	7,390	2,588	4,184	(8,495)
Preferred stock dividends	(5,016)	(5,016)	(5,016)	(4,782)
Net income (loss) attributable to common stockholders	$2,374	$(2,428)	$(832)	$(13,277)

Basic and Diluted Earnings (Loss) Per Share:
Net income (loss ) per share attributable to common stockholders — Basic and Diluted	$0.02	$(0.14)	$(0.01)	$(0.15)

Weighted average shares outstanding — Basic and Diluted	101,478	96,386	91,479	89,483

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
EBITDA:
Net income (loss)	$7,390	$2,588	$4,184	$(8,495)
Depreciation and amortization	41,665	39,702	39,684	35,977
Interest expense	24,858	24,018	21,368	19,158
Income tax expense	1,930	1,930	2,080	2,457
EBITDA [1]	75,843	68,238	67,316	49,097
Impairment charges	1,199	6,707	—	—
Equity-based compensation	2,721	3,007	2,577	2,585
Acquisition, transaction and other costs	54	28	17	275
(Gain) loss on dispositions of real estate investments	(1,195)	7	—	—
(Gain) loss on derivative instruments	(3,560)	514	(1,842)	2,703
Unrealized loss on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	6,039
Loss on extinguishment of debt	—	—	—	3,292
Other expense (income)	158	(84)	(15)	(28)
Reimbursement of financing costs from McLaren loan [2]	—	(5,234)	—	—
Adjusted EBITDA [1]	75,220	73,183	68,053	63,963
Operating fees to related parties	9,880	9,479	9,639	9,194
General and administrative	3,911	4,201	4,128	4,250
NOI [1]	89,011	86,863	81,820	77,407
Amortization related to above and below-market lease intangibles and right-of-use assets, net	81	158	59	157
Straight-line rent	(1,658)	(1,483)	(944)	(1,503)
Cash NOI [1]	$87,434	$85,538	$80,935	$76,061

Cash Paid for Interest:
Interest Expense	$24,858	$24,018	$21,368	$19,158
Non-cash portion of interest expense	(2,590)	(2,395)	(2,279)	(2,077)
Amortization of mortgage discounts	(263)	(187)	—	—
Total cash paid for interest	$22,005	$21,436	$19,089	$17,081
Footnote:
[1] For the three months ended September 30, 2021 includes income from a lease termination fee of $2.2 million, which is recorded in revenue from tenants in the consolidated statements of operations.
[2] Amount represents a receivable recorded for financing costs we incurred in connection with the mortgage loan that financed the acquisition of the global headquarters of the McLaren Group that the McLaren Group is required to reimburse us for. For accounting purposes, the receivable for these reimbursable costs is included in prepaid expenses and other assets on the consolidated balance sheet and in revenue from tenants in the consolidated statements of operations since the receivable is considered to be earned revenue attributed to the current period.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Funds from operations (FFO):
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$2,374	$(2,428)	$(832)	$(13,277)
Impairment charges	1,199	6,707	—	—
Depreciation and amortization	41,665	39,702	39,684	35,977
(Gain) loss on dispositions of real estate investments	(1,195)	7	—	—
FFO (as defined by NAREIT) attributable to common stockholders [1]	44,043	43,988	38,852	22,700
Acquisition, transaction and other costs	54	28	17	275
Loss on extinguishment of debt	—	—	—	3,292
Core FFO attributable to common stockholders [1]	44,097	44,016	38,869	26,267
Non-cash equity-based compensation	2,721	3,007	2,577	2,585
Non-cash portion of interest expense	2,590	2,395	2,279	2,077
Amortization related to above and below-market lease intangibles and right-of-use assets, net	81	158	59	157
Straight-line rent	(1,658)	(1,483)	(944)	(1,503)
Straight-line rent (rent deferral agreements) [2]	(246)	(521)	(649)	(20)
Unrealized loss on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	6,039
Eliminate unrealized (gains) losses on foreign currency transactions [3]	(3,591)	302	(1,762)	4,448
Amortization of mortgage discounts	263	187	—	—
Reimbursement of financing costs from McLaren [4]	—	(5,234)	—	—
Adjusted funds from operations (AFFO) attributable to common stockholders [1]	$44,257	$42,827	$40,429	$40,050

Weighted average common shares outstanding — Basic and Diluted	101,478	96,386	91,479	89,483
Net income (loss) per share attributable to common shareholders	$0.02	$(0.14)	$(0.01)	$(0.15)
FFO per diluted common share	$0.43	$0.46	$0.42	$0.25
Core FFO per diluted common share	$0.43	$0.46	$0.42	$0.29
AFFO per diluted common share	$0.44	$0.44	$0.44	$0.45
Dividends declared [5]	$40,302	$38,139	$36,213	$35,844
Footnotes:
[1] FFO, Core FFO and AFFO for the three months ended September 30, 2021 includes income from a lease termination fee of $2.2 million, which is recorded in revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and AFFO. The termination fee of approximately $9.0 million payable by the tenant at the end of the lease term on January 4, 2022 is earned and recorded as income evenly over the period from September 3, 2021 through January 4, 2022, however, we will not receive the cash payment until January 4, 2022. Therefore, the cash payment is not part of our cash flows for the period ended September 30, 2021.
[2] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO.
[3] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended September 30, 2021, gains on derivative instruments was $3.6 million which consisted of unrealized gains of $3.6 million. For the three months ended June 30, 2021, losses on derivative instruments was $0.5 million which consisted of unrealized losses of $0.3 million and realized losses of $0.2 million. For the three months ended March 31, 2021, gain on derivative instruments was $1.8 million which consisted of unrealized gains of $1.8 million. For the three months ended December 31, 2020, loss on derivative instruments were $2.7 million, which were comprised of unrealized losses of $4.4 million and realized gains of $1.7 million.
[4] Amount represents a receivable recorded for financing costs we incurred in connection with the mortgage loan that financed the acquisition of the global headquarters of the McLaren Group that the McLaren Group is required to reimburse us for. For accounting purposes, the receivable for these reimbursable costs is included in prepaid expenses and other assets on the consolidated balance sheet and in revenue from tenants in the consolidated statements of operations since the receivable is considered to be earned revenue attributed to the current period.
[5] Dividends declared to common stockholders only, and do not include distributions to non-controlling interest holders or holders of Series
A Preferred Stock or Series B Preferred Stock.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Debt Overview
As of September 30, 2021

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2021 (remainder)	—	—	—%	$5,047
2022	1	1	2.0%	57,875
2023	47	1.8	2.9%	306,475
2024	11	2.6	3.2%	360,776
2025	7	3.6	2.5%	81,127
2026	—	—	—%	—
Thereafter	56	7.1	4.3%	689,750
Total Non-Recourse Debt	122	4.6	3.6%	1,501,050	62%

Recourse Debt
Revolving Credit Facility		1.2	3.7%	118,676
Term Loan		2.8	1.9%	286,349
Senior Notes		6.2	3.8%	500,000
Total Recourse Debt		4.5	3.2%	905,025	38%

Total Debt		4.5	3.4%	$2,406,075	100%

Total Debt by Currency				Percent
USD				50%
EUR				30%
GBP				20%
Total				100%

Footnotes:

[1] For non-recourse debt, amounts are shown within the year that the loan fully matures.

[2] As of September 30, 2021, the Company’s total combined debt was 93.9% fixed rate or swapped to a fixed rate and 6.1% floating rate.

[3] Excludes the effect of deferred financing costs, net. Current balances as of September 30, 2021 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Future Minimum Lease Rents
As of September 30, 2021
Amounts in thousands

Future Minimum Base Rent Payments [1]
2021 (remainder)	$87,811
2022	342,272
2023	328,540
2024	295,597
2025	254,447
2026	223,869
Thereafter	1,248,762
Total	$2,781,298
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.16 for EUR and C$1.00 to $0.79 as of September 30, 2021 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Top Ten Tenants
As of September 30, 2021
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
The McLaren Group	Industrial	Auto Manufacturing	$20,499	6%
FedEx	Distribution	Freight	14,047	4%
Whirlpool	Distribution	Consumer Goods	13,215	4%
Government Services Administration (GSA)	Office	Government	12,041	3%
Foster Wheeler	Office	Engineering	11,434	3%
ING Bank	Office	Financial Services	9,819	3%
FCA USA	Industrial/Distribution	Auto Manufacturing	9,515	3%
Broadridge Finanical Solutions	Industrial	Financial Services	9,332	3%
Penske	Distribution	Logistics	8,500	2%
Finnair	Industrial	Aerospace	8,381	2%
Subtotal			116,783	33%

Remaining portfolio			244,667	67%

Total Portfolio			$361,450	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.16 for EUR and C$1.00 to $0.79 as of September 30, 2021 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Diversification by Property Type
As of September 30, 2021
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$156,724	43%	8,871	23%	$37,641	27%	2,417	13%
Industrial	119,779	33%	16,641	44%	68,951	49%	10,940	59%
Distribution	68,913	19%	11,430	30%	28,265	20%	5,053	27%
Retail	16,034	5%	1,324	3%	5,063	4%	265	1%
Total	$361,450	100%	38,266	100%	$139,920	100%	18,675	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.16 for EUR and
C$1.00 to $0.79 as of September 30, 2021 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Diversification by Tenant Industry
As of September 30, 2021
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$47,895	13%	3,405	9%	$9,332	7%	1,166	6%
Auto Manufacturing	41,749	12%	4,237	11%	15,729	11%	2,099	11%
Technology	21,413	6%	1,084	3%	2,486	2%	178	1%
Healthcare	20,442	6%	1,049	3%	8,848	6%	626	3%
Consumer Goods	16,945	5%	4,061	11%	14,264	10%	3,217	17%
Freight	14,986	4%	1,494	4%	7,057	5%	774	4%
Aerospace	14,933	4%	1,416	4%	3,390	2%	293	2%
Government	14,492	4%	536	1%	11,673	8%	424	2%
Metal Processing	14,331	4%	2,472	6%	10,906	8%	1,852	10%
Logistics	14,240	4%	2,269	6%	1,132	1%	170	1%
Telecommunications	13,937	4%	865	2%	—	—%	—	—%
Energy	12,709	4%	1,087	3%	9,459	7%	719	4%
Engineering	11,434	3%	366	1%	—	—%	—	—%
Pharmaceuticals	10,913	3%	476	1%	1,020	1%	86	1%
Automotive Parts Supplier	9,426	3%	964	3%	7,131	5%	643	3%
Metal Fabrication	9,035	2%	1,300	3%	4,265	3%	589	3%
Discount Retail	7,820	2%	1,001	3%	1,851	1%	200	1%
Retail Food Distribution	7,655	2%	1,128	3%	825	1%	170	1%
Publishing	6,907	2%	873	2%	—	—%	—	—%
Home Furnishings	5,977	2%	2,456	6%	5,977	4%	2,456	13%
Specialty Retail	5,495	2%	486	1%	2,412	2%	206	1%
Food Manufacturing	3,979	1%	598	2%	3,979	3%	598	3%
Other	34,737	8%	4,643	12%	18,184	13%	2,209	14%
Total	$361,450	100%	38,266	100%	$139,920	100%	18,675	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.16 for EUR and
C$1.00 to $0.79 as of September 30, 2021 for illustrative purposes, as applicable.

[2] Other includes 25 industry types as of September 30, 2021.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Diversification by Geography
As of September 30, 2021
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$213,031	59.0%	27,136	70.9%	$128,970	92.1%	18,003	96.1%
Michigan	49,335	13.7%	5,878	15.5%	31,299	22.4%	3,741	19.8%
Texas	24,393	6.8%	1,970	5.2%	11,954	8.5%	1,014	5.4%
Ohio	19,491	5.4%	4,316	11.3%	15,127	10.8%	3,276	17.3%
California	18,176	5.0%	1,226	3.2%	7,699	5.5%	838	4.5%
New Jersey	8,430	2.3%	349	0.9%	—	—%	—	—%
Tennessee	8,247	2.3%	1,125	2.9%	6,513	4.7%	662	3.5%
North Carolina	8,210	2.3%	2,657	6.9%	7,465	5.3%	2,628	14.1%
Indiana	6,982	1.9%	1,521	4.0%	3,748	2.7%	665	3.6%
Missouri	6,810	1.9%	656	1.7%	4,840	3.5%	566	3.0%
Alabama	5,606	1.6%	257	0.7%	320	0.2%	58	0.3%
Illinois	5,369	1.5%	963	2.5%	4,793	3.4%	887	4.7%
New York	5,254	1.5%	760	2.0%	1,747	1.2%	145	0.8%
South Carolina	4,912	1.4%	801	2.1%	4,912	3.5%	801	4.3%
Pennsylvania	4,223	1.2%	459	1.2%	1,915	1.4%	122	0.7%
Kentucky	4,175	1.2%	523	1.4%	3,267	2.3%	446	2.4%
Connecticut	2,742	0.8%	305	0.8%	2,742	2.0%	305	1.6%
Colorado	2,703	0.8%	87	0.2%	2,703	1.9%	87	0.5%
Massachusetts	2,384	0.7%	192	0.5%	2,384	1.7%	192	1.0%
Minnesota	2,143	0.6%	150	0.4%	691	0.5%	103	0.5%
Kansas	2,118	0.6%	292	0.8%	1,922	1.4%	277	1.5%
New Hampshire	2,076	0.6%	339	0.9%	1,676	1.2%	256	1.4%
Maine	1,889	0.5%	50	0.1%	1,889	1.4%	50	0.3%
Florida	1,878	0.5%	179	0.5%	1,878	1.3%	179	1.0%
Mississippi	1,580	0.4%	314	0.8%	283	0.2%	14	0.1%
Georgia	1,557	0.4%	492	1.3%	—	—%	—	—%
South Dakota	1,289	0.4%	54	0.1%	1,289	0.9%	54	0.3%
Vermont	1,237	0.3%	213	0.6%	—	—%	—	—%
Nebraska	1,150	0.3%	101	0.3%	278	0.2%	27	0.1%
Iowa	1,117	0.3%	236	0.6%	1,117	0.8%	236	1.3%
Louisiana	1,111	0.3%	112	0.3%	434	0.3%	36	0.2%
West Virginia	980	0.3%	104	0.3%	—	—%	—	—%
North Dakota	884	0.2%	47	0.1%	884	0.6%	47	0.3%
Oklahoma	699	0.2%	79	0.2%	699	0.5%	79	0.4%
Maryland	690	0.2%	120	0.3%	690	0.5%	120	0.6%
New Mexico	556	0.2%	46	0.1%	556	0.4%	46	0.2%
Wyoming	498	0.1%	37	0.1%	—	—%	—	—%
Montana	441	0.1%	58	0.2%	—	—%	—	—%
Idaho	441	0.1%	22	0.1%	—	—%	—	—%
Delaware	362	0.1%	10	—%	362	0.3%	10	0.1%
Nevada	344	0.1%	14	—%	344	0.2%	14	0.1%
Utah	315	0.1%	12	—%	315	0.2%	12	0.1%
Virginia	235	0.1%	10	—%	235	0.2%	10	0.1%
United Kingdom	77,563	21.5%	4,967	13.0%	1,523	1.1%	95	0.5%
The Netherlands	14,657	4.1%	849	2.2%	2,412	1.7%	206	0.9%
Finland	14,350	4.0%	1,457	3.8%	—	—%	—	—%
France	13,595	3.8%	1,663	4.4%	397	0.3%	32	0.2%
Germany	10,005	2.8%	1,584	4.1%	—	—%	—	—%
Channel Islands	5,961	1.7%	114	0.3%	—	—%	—	—%
Luxembourg	5,672	1.6%	156	0.4%	—	—%	—	—%
Puerto Rico	3,212	0.9%	65	0.2%	3,212	2.3%	65	0.3%
Italy	2,240	0.6%	196	0.5%	2,240	1.6%	196	1.1%
Canada	755	0.2%	49	0.1%	755	0.5%	49	0.3%
Spain	409	—%	30	0.1%	411	0.4%	29	0.6%
Total	$361,450	100%	38,266	100%	$139,920	100%	18,675	100%
Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.16 for EUR and
C$1.00 to $0.79 as of September 30, 2021 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Lease Expirations
As of September 30, 2021

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2021 (Remaining)	2	$5,105	1.4%	261	0.7%
2022	15	16,732	4.6%	1,335	3.5%
2023	27	23,846	6.6%	2,098	5.5%
2024	37	47,536	13.2%	4,478	11.7%
2025	39	40,102	11.1%	3,315	8.7%
2026	18	21,774	6.0%	2,079	5.4%
2027	19	7,884	2.2%	788	2.1%
2028	39	28,556	7.9%	3,927	10.3%
2029	22	32,956	9.1%	3,955	10.3%
2030	20	25,449	7.0%	2,040	5.3%
2031	15	27,800	7.7%	3,971	10.4%
2032	26	20,800	5.8%	1,853	4.8%
2033	5	14,057	3.9%	1,261	3.3%
2034	1	922	0.3%	228	0.6%
2035	5	7,216	2.0%	750	2.0%
2036	—	—	—%	—	—%
Thereafter (>2036)	21	40,715	11.2%	5,591	14.5%
Total	311	$361,450	100%	37,930	99%

[1] Annualized rental income converted from local currency into USD as of September 30, 2021 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Straight-Line Rent by Year of Lease Expiration as a Percentage of Total Straight-Line Rent
15%
10%
5%
0%
Percentage
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Therafter (>2036)
Year